Exhibit 99.1

B&G Foods CEO Bob Cantwell Announces Plan to Retire in April

— In Accordance with Previously Established Succession Plan,
COO Ken Romanzi to Succeed Cantwell as CEO —

— Cantwell to Continue with B&G Foods as an M&A and Corporate Finance Consultant —

PARSIPPANY, N.J., January 29, 2019 — B&G Foods, Inc. (NYSE: BGS) announced today that Robert C. Cantwell, the Company’s Chief Executive Officer has notified the Board of Directors that he plans to retire on April 5, 2019.  Mr. Cantwell’s retirement will bring to a close a remarkable career of more than 35 years of continuous service to B&G Foods, including approximately 23 years of leadership as Executive Vice President of Finance and Chief Financial Officer and more than four years of leadership as President and Chief Executive Officer.  Following his retirement, it is expected that Mr. Cantwell, who turns 62 later this week, will continue to advise the Company on M&A and capital markets transactions.

In accordance with a succession plan established in 2017, B&G Foods’ Board of Directors has appointed Kenneth G. Romanzi, age 59, who currently serves as the Company’s Executive Vice President and Chief Operating Officer, as the Company’s next President and Chief Executive Officer, effective upon Mr. Cantwell’s retirement.  At such time, Mr. Romanzi will also replace Mr. Cantwell on the Board of Directors.

“Bob Cantwell has been a key member of our management team for more than 35 years.  During Mr. Cantwell’s tenure, B&G Foods has completed more than twenty acquisitions and grown from a small, regional pickle company to a leading public food company with a diverse portfolio of iconic brands.  As Chief Executive Officer over the last four years, Mr. Cantwell has transformed B&G Foods by completing six acquisitions, including the Green Giant acquisition and the spices & seasonings acquisition, the two largest acquisitions in company history, and the Company’s net sales have approximately doubled during Mr. Cantwell’s tenure as CEO,” said Stephen C. Sherrill, Chairman of the Board of Directors.  “Bob’s long list of accomplishments, including in mergers & acquisitions, capital markets transactions, operational improvements and cost reduction efforts, has helped lead to tremendous value creation for B&G Foods’ stockholders over the years.  Bob and his management team, achieved this through hard work, passion and determination and most importantly, with honesty and integrity.  On behalf of our entire Board of Directors, I express our sincere gratitude to Bob for his invaluable and devoted service to B&G Foods, and for his innumerable contributions to B&G Foods as President and Chief Executive Officer and before that as Chief Financial Officer.”

“It has been an honor and a privilege to serve as President and Chief Executive Officer and Chief Financial Officer of B&G Foods over the last 35 years,” stated Mr. Cantwell.  “I am very proud of the tremendous growth we have achieved over that time and would like to thank my senior leadership team and each and every employee of B&G Foods. We could not have achieved this growth without their extraordinary efforts.”

Mr. Cantwell continued, “During the past year, Ken has demonstrated that he has the experience and leadership skills to successfully lead B&G Foods to its next phase of growth.  Ken has been a terrific partner and I am confident that he is the right person to guide B&G Foods into the future.  I look forward to continuing to work with Ken and B&G Foods’ strong M&A and capital markets transactions team, led by Chief Financial Officer, Bruce Wacha and General Counsel, Scott Lerner, to help B&G Foods achieve its long-term growth objectives.”

Commenting on his appointment, Mr. Romanzi stated, “I am truly honored and humbled to follow Bob Cantwell as President and Chief Executive Officer of B&G Foods.  I am very appreciative of the tremendous support that Bob and the Board of Directors have provided to me and the confidence they have placed in me.  I have learned a lot from Bob and the other members of the B&G Foods management team over the past year and I look forward to continuing B&G Foods’ mission of bringing delicious food from our family to yours and creating stockholder value through high-margin brands and a disciplined acquisition strategy, and by returning a meaningful portion of our excess cash to our stockholders.”

Mr. Romanzi joined B&G Foods in December 2017 as Executive Vice President and Chief Operating Officer.  Prior to that, Mr. Romanzi served as president, fresh foods at WhiteWave Foods Corp., from March 2016 to October 2017, where he led Earthbound Farm Organic. Prior to joining WhiteWave, Mr. Romanzi, served as senior vice president and chief operating officer, global brands of Ocean Spray Cranberries, Inc. from 2013 to 2015, and as senior vice president and chief operating officer of Ocean Spray’s North American food and beverage business from 2004 to 2013. Before that, Mr. Romanzi served as president, U.S. toys division of Hasbro Inc.; president and chief executive officer of Ultimate Juice Company, a premium juice company whose brands included the Naked Juice brand; and president and chief executive officer of Balducci’s Direct, a gourmet food catalog business.  Mr. Romanzi also served in positions of increasing responsibility at Nabisco, Inc., including president of Nabisco Refrigerated Foods and senior vice president sales & distribution of Nabisco Biscuit Company, and served at Cadbury Schweppes, as vice president, marketing and strategic planning, North America. Mr. Romanzi began his career in marketing at Frito-Lay, Inc.

About B&G Foods, Inc.

Based in Parsippany, New Jersey, B&G Foods and its subsidiaries manufacture, sell and distribute high-quality, branded shelf-stable and frozen foods across the United States, Canada and Puerto Rico. With B&G Foods’ diverse portfolio of more than 50 brands you know and love, including Back to Nature, B&G, B&M, Cream of Wheat, Green Giant, Las Palmas, Le Sueur, Mama Mary’s, Maple Grove Farms, Mrs. Dash, New York Style, Ortega, Polaner, SnackWell’s, Spice Islands and Victoria, there’s a little something for everyone. For more information about B&G Foods and its brands, please visit www.bgfoods.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this press release include, without limitation, statements related to B&G Foods’ prospects for future growth, the creation of stockholder value through high-margin brands, the Company’s disciplined acquisition strategy, and the Company’s plan to return a meaningful portion of the Company’s excess cash to its stockholders.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Factors that may affect actual results include, without limitation: the Company’s substantial leverage; the effects of rising costs for the Company’s raw materials, packaging and ingredients; crude oil prices and their impact on distribution, packaging and energy costs; the Company’s ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for the Company’s products and local economic and market conditions; the Company’s continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the risks associated with the expansion of the Company’s business; the Company’s possible inability to identify new acquisitions or to integrate recent or future acquisitions or the Company’s failure to realize anticipated revenue enhancements, cost savings or other synergies; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act; the Company’s ability to access the credit markets and the Company’s borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of the Company’s competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on our international procurement, sales and operations; future impairments of the Company’s goodwill and intangible assets; the Company’s ability to successfully implement a new enterprise resource planning (ERP) system; the Company’s ability to protect information systems against, or effectively respond to, a cybersecurity incident or other disruption; the Company’s sustainability initiatives and changes to environmental laws and regulations; and other factors that affect the food industry generally. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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